Exhibit 23-1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated August 27, 1997, included in the Horizon/CMS Healthcare Corporation Form 10-K/A Amendment No.1 for the fiscal year ended May 31, 1997. It should be noted that we have not audited any financial statements of the Company subsequent to May 31, 1997, or performed any audit procedures subsequent to September 23, 1997.

                                                             ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
 November 10, 1997